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                                                                    Exhibit 99.1

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

      In re:                           )    Chapter 11
                                       )
      ROUGE INDUSTRIES, INC.,          )    Case No. 03-13272 (MFW)
          et al.,                      )    (Jointly Administered)
                                       )
                   Debtors.            )


               ORDER AUTHORIZING TERMINATION AND/OR REJECTION OF
               THE DEBTORS' BENEFIT PLANS WITH SALARIED EMPLOYEES
                          AND RETIREES [RE: D.I. 484]

     Upon consideration of the motion (the "Motion")(1) of the above-captioned debtors and debtors-in-possession (the "Debtors"), for entry of an order terminating and/or rejecting the Salaried Benefit Plans with their Salaried Employees and Salaried Retirees; and the Court having reviewed the Motion; it appearing to the Court that the Court has jurisdiction over this matter pursuant to 28 U.S.C. sections 157 and 1334 and this is a core proceeding pursuant to 28 U.S.C. section 157(b)(2); the Court finding that the notice given by the Debtors under the circumstances was sufficient; and it appearing that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein;

     IT IS HEREBY ORDERED THAT:

     1. The Motion is GRANTED, subject to the approval of the Debtors' Board of Directors if required by the applicable benefit plan.

     2. Pursuant to section 363 of the Bankruptcy Code, the Debtors shall be and hereby are authorized to terminate the Salaried Benefit Plans set forth in the attached Exhibit A effective March 31, 2004.


--------------------
1 Capitalized terms not defined in this Order shall have the meanings ascribed to them in the Motion.
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     3. Subject to paragraph 6 of this Order, pursuant to section 363 of the
Bankruptcy Code, the Debtors shall be and hereby are authorized to terminate the Salaried Benefit Plans set forth in the attached Exhibit B effective as of the dates set forth in the Motion and indicated in Exhibit B.

     4. Subject to paragraph 6 of this Order, pursuant to section 365 of the Bankruptcy Code, to the extent necessary, the Debtors shall be and hereby are authorized to reject the Salaried Benefit Plans. The rejection authorized by this paragraph shall be effective as of March 31, 2004, or as otherwise set forth in the Motion.

     5. Debtors are authorized to treat the Salaried Employees, Salaried Retirees and UAW-represented salaried employees and retirees claims as set forth in the Motion. The claim amounts set forth in paragraph 20 of the Motion shall be and hereby are allowed claims of the Salaried Employees, Salaried Retirees and UAW-represented salaried employees and retirees as set forth therein. The Debtors shall be and hereby are permitted to amend their schedules, file any proofs of claim or take any other steps necessary for the allowance and scheduling of such claims.

     6. Debtors do not seek to terminate the Rouge Steel Company Salaried Employee Retirement Plan or the Rouge Steel Company Salaried Employee Past Service Retirement Plan (collectively referred to in the Motion as the Rouge Steel Company Retirement Plan for Salaried Employees, and herein as the "Salaried Retirement Plans") as executory contracts; and Debtors acknowledge that the Salaried Retirement Plans, as defined benefit pension plans governed by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") may only be terminated in accordance with the applicable provisions of ERISA. The Court recognizes that the Pension Benefit Guaranty Corporation has filed an action

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pursuant to ERISA Section 4042 in the United States District Court for the
Eastern District of Michigan to involuntarily terminate the Salaried Retirement Plans, and to establish the Salaried Retirement Plans' termination date.

         7. Debtors are authorized to enter into any agreements and take any and all actions necessary to implement this Order and the Motion.

Dated:   Wilmington, Delaware
         April 6, 2004


                                            /s/ Mary T. Walrath
                                            ------------------------------------
                                            CHIEF UNITED STATES BANKRUPTCY JUDGE

401713